EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


In connection with the filing by CDEX, Inc. (the "Company") of its Annual Report on Form 10-KSB/A for the year ended October 31, 2008 (the "Report") I, Malcolm
H. Philips, Jr., Chief Executive Officer of the Company certify pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:


     (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of CDEX, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to CDEX, Inc. and will be retained by CDEX, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


 /s/ Malcolm H. Philips, Jr.
----------------------------
Malcolm H. Philips, Jr.
Chief Executive Officer



Date: March 12, 2009